Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 7, 2007, relating to the financial statements of VeruTEK Technologies, Inc. for the year ended December 31, 2006, which appears in such Registration Statement.

/s/ Carlin, Charron & Rosen LLP

Glastonbury, Connecticut
July 19, 2007